Exhibit 10.32

KINETA, INC.
AMENDMENT
TO 2010 EQUITY INCENTIVE PLAN

THIS AMENDMENT TO 2010 EQUITY INCENTIVE PLAN (this “Amendment”) is made as of December 5, 2014, to the 2010 Equity Incentive Plan of Kineta, Inc. (the “Company”) (the “Plan”).

RECITALS

WHEREAS, the 2010 Equity Incentive Plan was adopted by the Company’s Board of Directors (the “Board”) on September 3, 2010, and approved by the Company’s Shareholders (the “Shareholders”) on September 7, 2010.

WHEREAS, pursuant to Article 2.b(vi) of the Plan, the Shareholders approved this Amendment on December 5, 2014.

AMENDMENT

1.       Amendment. “Share Reserve.” The first sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the shares reserved under the Plan and to read as follows:

Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of Non-Voting Common Stock that may be issued pursuant to Stock Awards beginning on the Effective Date shall not exceed two million seven hundred thousand (2,700,000) shares (the “Share Reserve”).